Exhibit 99

CACI Reports Results for Its Fiscal 2020 Second Quarter and Raises Annual Guidance

Revenue of $1.4 billion, +18.1% year-over-year

Net income of $79.2 million, +15.5% year-over-year

Adjusted EBITDA margin of 10.1%

Robust cash flow from operations

Strong contract awards of $2.7 billion

ARLINGTON, Va.--(BUSINESS WIRE)--January 29, 2020--CACI International Inc (NYSE: CACI), a leading provider of expertise and technology to government enterprise and mission customers, announced results today for its second fiscal quarter ended December 31, 2019.

CEO Commentary and Outlook

John Mengucci, CACI’s President and CEO, said, “CACI again delivered strong financial performance across the board. We grew revenue, including accelerating organic growth, and generated significant profitability and cash flow. Our success in winning business and executing on our growing backlog is driving increasing organic growth. As a result, we are raising our guidance for Fiscal Year 2020 and remain confident in our ability to deliver value to our customers and shareholders.”

Second Quarter Results

(in millions except earnings per share and DSO)	Q2, FY20	Q2, FY19	% Change
Revenue	$1,395.5	$1,181.6	18.1%
Operating income	$110.2	$102.3	7.7%
Net income	$79.2	$68.6	15.5%
Diluted earnings per share	$3.11	$2.71	15.0%
Net cash provided by operating activities[1]	$133.8	$56.4	137.1%
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[2]	$140.9	$123.0	14.6%
Days sales outstanding (DSO)[3]	51	73
(1)

Second quarter FY20 net cash provided by operating activities includes CACI’s Master Accounts Receivable Purchase Agreement (MARPA). For more details, see the Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA on page 9 of this release.

(2)	See the Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) on page 9 of this release.
(3)

The DSO calculation for Q2 FY20 includes the impact of the Company’s MARPA, which was 9 days. The DSO calculation for Q2 FY19 excludes amounts related to the Navy Systems Engineering business acquired during Q1 FY19.

The year-over-year increase in Q2 FY20 net income was due to higher revenue and operating income and a lower tax rate, partially offset by higher interest expense. The increase in cash from operations was driven by enhanced billing and collections processes as well as the Company’s MARPA.

Second Quarter Contract Awards

Contract awards in Q2 FY20 totaled $2.7 billion, a year-over-year increase of 108%. Approximately 60% of contract award value is for new business to CACI. These awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:

  A five-year task order, with a ceiling value of $1.1 billion, for new work to provide enterprise and mission technology with advanced and full lifecycle information technology support. This contract is one of the largest Agile software development programs in the federal government.
  A five-year task order, with a ceiling value of nearly $93 million, to provide enterprise technology for advanced architecture engineering.
  More than $530 million in previously unannounced awards on classified contracts with federal government customers safeguarding our nation's security.

Total backlog as of December 31, 2019 was $20.3 billion compared with $12.6 billion a year ago, an increase of 61%. Funded backlog as of December 31, 2019 was $2.8 billion compared with $2.5 billion a year ago, an increase of 14%.

Additional Highlights

  CACI named Lt. Gen. Michael Nagata, U.S. Army (Ret.), a Corporate Strategic Advisor and Senior Vice President to enhance the positioning of CACI's national security related expertise and technology offerings. In this role, Mr. Nagata will support the development of CACI corporate strategy and the expansion of key client relationships.
  CACI named Maj. Gen. Darryl W. Burke, USAF (Ret.) Senior Vice President to provide strategic advice in support of CACI's offerings to the U.S. Air Force. Mr. Burke will use expertise from his more than three-decades with the Air Force to grow CACI's long-term business pipeline with the military service.
  CACI Board of Directors member Debora Plunkett has been named a 2019 Most Influential Corporate Board Director by Women Inc. Magazine. The list features a directory of top women leaders on the boards of S&P 500/Big-Cap publicly held companies.
  The Washington Business Hall of Fame inducted CACI Board of Directors member Michael Daniels as a laureate. The Hall of Fame honors outstanding business leadership and entrepreneurs who, through their work, have made a significant contribution to the quality of life in Greater Washington.

Raising FY20 Guidance

We are raising our FY20 guidance to account for the Company’s strong operating performance. The table below summarizes our FY20 guidance and represents our views as of January 29, 2020.

(in millions except earnings per share)	Current Fiscal Year 2020 Guidance	Previous Fiscal Year 2020 Guidance
Revenue	$5,600 - $5,800	$5,550 - $5,750
Net income	$305 - $325	$298 - $318
Diluted earnings per share	$11.91 - $12.70	$11.64 - $12.42
Diluted weighted average shares	25.6	25.6
Net cash provided by operating activities	at least $430	at least $420

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, January 30, 2020 during which members of our senior management will be making a brief presentation focusing on second quarter results and operating trends followed by a question-and-answer session. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/news/#upcomingevent at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.

About CACI

CACI’s 23,000 talented employees are vigilant in providing the unique expertise and distinctive technology that address our customers’ greatest enterprise and mission challenges. Our culture of good character, innovation, and excellence drives our success and earns us recognition as a Fortune World’s Most Admired Company. As a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index, we consistently deliver strong shareholder value. Visit us at www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy; regional and national economic conditions in the United States and globally; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts (sequestration) under the Budget Control Act of 2011, or any legislation that amends or changes discretionary spending levels under that act; changes in budgetary priorities or in the event of a priority need for funds, such as homeland security; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Earnings Release

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	12/31/2019	12/31/2018	% Change	12/31/2019	12/31/2018	% Change
Revenue	$1,395,469	$1,181,641	18.1%	$2,758,861	$2,347,505	17.5%
Costs of revenue
Direct costs	904,867	790,849	14.4%	1,783,748	1,573,609	13.4%
Indirect costs and selling expenses	352,448	269,677	30.7%	710,040	534,434	32.9%
Depreciation and amortization	27,967	18,852	48.4%	54,729	37,599	45.6%
Total costs of revenue	1,285,282	1,079,378	19.1%	2,548,517	2,145,642	18.8%
Operating income	110,187	102,263	7.7%	210,344	201,863	4.2%
Interest expense and other, net	14,714	9,421	56.2%	31,525	18,307	72.2%
Income before income taxes	95,473	92,842	2.8%	178,819	183,556	-2.6%
Income taxes	16,278	24,246	-32.9%	31,647	36,127	-12.4%
Net income	$79,195	$68,596	15.5%	$147,172	$147,429	-0.2%

Basic earnings per share	$3.16	$2.76	14.5%	$5.89	$5.95	-0.9%
Diluted earnings per share	$3.11	$2.71	15.0%	$5.78	$5.81	-0.6%

Weighted average shares used in per share computations:
Basic	25,065	24,856		24,979	24,796
Diluted	25,435	25,338		25,483	25,381

Statement of Operations Data (Unaudited)
	Quarter Ended			Six Months Ended
	12/31/2019	12/31/2018		12/31/2019	12/31/2018
			% Change			% Change
Operating income margin	7.9%	8.7%		7.6%	8.6%
Tax rate	17.1%	26.1%		17.7%	19.7%
Net income margin	5.7%	5.8%		5.3%	6.3%

Adjusted EBITDA*	$140,902	$122,951	14.6%	$269,213	$240,017	12.2%
Adjusted EBITDA Margin	10.1%	10.4%		9.8%	10.2%

*See Reconciliation of Net Income to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization on page 9

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	12/31/2019	6/30/2019
ASSETS:
Current assets
Cash and cash equivalents	$68,645	$72,028
Accounts receivable, net	828,795	869,840
Prepaid expenses and other current assets	126,629	89,652
Total current assets	1,024,069	1,031,520

Goodwill and intangible assets, net	3,848,376	3,772,194
Property and equipment, net	168,786	149,676
Operating lease right-of-use assets	347,515	-
Other long-term assets	137,950	133,453
Total assets	$5,526,696	$5,086,843

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$46,920	$46,920
Accounts payable	135,125	118,917
Accrued compensation and benefits	294,444	290,274
Other accrued expenses and current liabilities	292,902	235,611
Total current liabilities	769,391	691,722

Long-term debt, net of current portion	1,550,809	1,618,093
Other long-term liabilities	697,916	405,562
Total liabilities	3,018,116	2,715,377

Shareholders' equity	2,508,580	2,371,466
Total liabilities and shareholders' equity	$5,526,696	$5,086,843

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Six Months Ended
	12/31/2019	12/31/2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$147,172	$147,429
Reconciliation of net income to net cash provided by
operating activities:
Depreciation and amortization	54,729	37,599
Non-cash lease expense	35,850	-
Amortization of deferred financing costs	1,176	1,156
Stock-based compensation expense	14,499	12,047
Deferred income taxes	14,104	9,123
Changes in operating assets and liabilities, net of
effect of business acquisitions:
Accounts receivable, net	51,458	(136,177)
Prepaid expenses and other assets	(28,921)	(2,739)
Accounts payable and other accrued expenses	8,121	110,007
Accrued compensation and benefits	1,529	(27,116)
Income taxes payable and receivable	(21,384)	(10,781)
Operating lease liabilities	(37,989)	-
Long-term liabilities	(3,319)	(1,008)
Net cash provided by operating activities	237,025	139,540

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(41,035)	(17,813)
Purchases of businesses, net of cash acquired	(102,056)	(91,151)
Other	-	1,876
Net cash used in investing activities	(143,091)	(107,088)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) under credit facilities	(68,460)	(8,460)
Payment of contingent consideration	-	(616)
Proceeds from employee stock purchase plans	3,665	2,827
Repurchases of common stock	(3,596)	(2,756)
Payment of taxes for equity transactions	(29,083)	(18,039)
Net cash provided by (used in) financing activities	(97,474)	(27,044)
Effect of exchange rate changes on cash and cash equivalents	157	(874)
Net increase (decrease) in cash and cash equivalents	(3,383)	4,534
Cash and cash equivalents, beginning of period	72,028	66,194
Cash and cash equivalents, end of period	$68,645	$70,728

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2019		12/31/2018		$ Change	% Change
Department of Defense	$990,381	71.0%	$834,797	70.6%	$155,584	18.6%
Federal Civilian Agencies	342,029	24.5%	287,915	24.4%	54,114	18.8%
Commercial and other	63,059	4.5%	58,929	5.0%	4,130	7.0%
Total	$1,395,469	100.0%	$1,181,641	100.0%	$213,828	18.1%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2019		12/31/2018		$ Change	% Change
Cost reimbursable	$818,477	58.7%	$657,050	55.6%	$161,427	24.6%
Fixed price	388,867	27.9%	337,374	28.6%	51,493	15.3%
Time and materials	188,125	13.5%	187,217	15.8%	908	0.5%
Total	$1,395,469	100.0%	$1,181,641	100.0%	$213,828	18.1%

Revenue Generated as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2019		12/31/2018		$ Change	% Change
Prime	$1,268,993	90.9%	$1,091,956	92.4%	$177,037	16.2%
Subcontractor	126,476	9.1%	89,685	7.6%	36,791	41.0%
Total	$1,395,469	100.0%	$1,181,641	100.0%	$213,828	18.1%

Contract Awards Received (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2019	12/31/2018	$ Change	% Change
Contract Awards	$2,711,484	$1,303,553	$1,407,931	108.0%

Reconciliation of Net Cash Provided by Operating Activities to
Net Cash Provided by Operating Activities Excluding MARPA
(Unaudited)

The Company defines net cash provided by operating activities excluding CACI’s Master Accounts Receivable Purchase Agreement (MARPA) as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude net cash received from CACI’s MARPA for the sale of certain designated eligible U.S. government receivables. Under the MARPA, the Company can sell eligible receivables, including certain billed and unbilled receivables up to a maximum amount of $200.0 million. The Company provides net cash provided by operating activities excluding MARPA to allow investors to more easily compare current period results to prior period results and to results of our peers. This non-GAAP measure should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

(dollars in thousands)	Quarter Ended 12/31/2019
Net cash provided by operating activities	$133,821
Cash used (provided) by MARPA	(16,334)
Net cash provided by operating activities excluding MARPA	$117,487

Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Unaudited)

The Company views Adjusted EBITDA and Adjusted EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. Adjusted EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define Adjusted EBITDA as GAAP net income plus net interest expense, income taxes, depreciation and amortization expense, including depreciation within direct costs, and earnout adjustments. We consider Adjusted EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, as well as the effect of earnout gains and losses, which we do not believe are indicative of our core operating performance. Adjusted EBITDA margin is adjusted EBITDA divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended
(dollars in thousands)	12/31/2019	12/31/2018	% Change
Net income	$79,195	$68,596	15.5%
Plus:
Income taxes	16,278	24,246	-32.9%
Interest income and expense, net	14,714	9,421	56.2%
Depreciation and amortization expense, including depreciation within direct costs	28,615	19,488	46.8%
Earnout adjustments	2,100	1,200	75.0%
Adjusted EBITDA	$140,902	$122,951	14.6%

	Quarter Ended
(dollars in thousands)	12/31/2019	12/31/2018	% Change
Revenue, as reported	$1,395,469	$1,181,641	18.1%
Adjusted EBITDA	140,902	122,951	14.6%
Adjusted EBITDA margin	10.1%	10.4%

Contacts

Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
(703) 841-7801, jbrown@caci.com

Investor Relations:
Dan Leckburg, Senior Vice President, Investor Relations
(703) 841-7666, dleckburg@caci.com